2



F. Opinion of Counsel





April 20, 2001



Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549


Gentlemen:

     Referring to the Application or Declaration on Form U-1 previously filed by Allegheny Energy, Inc. et. al. ("Allegheny Energy") under the Public Utility Holding Company Act of 1935, as amended, in File No. 70-9683, EWG application, as described in the application or declaration of which this Opinion is a part, I have examined or caused to be examined such documents and questions of law as I deemed necessary to enable me to render this opinion. I understand that the actions taken in connection with the proposed transactions will be in accordance with the Application or Declaration; that all amendments necessary to complete the above-mentioned Application or Declaration will be filed with the Commission; and that all other necessary corporate action by the Board of Directors and officers in connection with the described transaction has been or will be taken prior thereto.
     Based upon the foregoing, I am of the opinion that if that said application or declaration is permitted to become effective and the proposed transactions are consummated in accordance therewith: (a) all required state laws applicable to the proposed transactions will have been complied with; (b) each issuer or seller of securities is validly organized and duly existing; c) the debt securities will be validly issued, full paid and duly obligate the issuers, and the holders thereof will be entitled to the rights and privileges set forth therein; and (d) the consummation of the proposed transactions will not violate the legal rights of the holders of any of the securities issued by Allegheny Energy or by any associate or affiliate company.

     I consent to the use of this Opinion as part of the Application or Declaration that has been filed by Allegheny Energy in File No. 70-9683.



                                             Sincerely,

                                             /S/ ANTHONY WILSON